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                            CERTIFICATE OF FORMATION
                                       OF
                             SACRAMENTO THEATRE LLC

                                    ARTICLE I

                                      NAME

          The name of the limited liability company is SACRAMENTO THEATRE LLC (the "Company").

                                   ARTICLE II

                       INITIAL REGISTERED OFFICE AND AGENT

          The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801 and the name of the initial registered agent of this Company at that address is The Corporation Trust Company.


          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 12th day of May 1999.





                                       By:  /s/ John A. Mackie
                                            ------------------------------------
                                       Print Name:  John A. Mackie
                                                    ----------------------------
                                       Print Title:  Assistant General Counsel
                                                     ---------------------------
                                                         Authorized Person